Exhibit 99.2

Modiv Inc. to Seek National Stock Exchange Listing in 2022

The Company also announced an increased NAV per share of $27.29 and recent real estate transactions

NEWPORT BEACH, Calif. (November 5, 2021) — Modiv Inc. (the “Company”), a public, non-listed REIT that acquires, owns and manages single-tenant net-lease properties, today announced a number of strategic business updates including its intent to seek a listing on a national stock exchange in early 2022 subject to market conditions, the closing of its current Regulation A crowdfunding offering and its share repurchase program, an updated quarterly Net Asset Value  (“NAV”) of its common stock as of September 30, 2021, and multiple recent real estate transactions.

“The real estate markets have seen a tremendous increase in the demand curve given the abundance of investment capital seeking real assets and a plethora of favorable financing opportunities that have driven buying and selling activity, which in turn has compressed cap rates,” said Aaron Halfacre, Modiv’s Chief Executive Officer. “We’ve experienced this firsthand at Modiv, as reflected in the increase to our independent real estate valuations and our numerous favorable real estate transactions, all of which help us in our mission to create long-term value for shareholders as we continue to grow our portfolio.

“Given the strength of the current market environment, as witnessed by the successes of our real estate portfolio and our recent preferred stock offering, our board of directors has approved a plan to close our Regulation A crowdfunding offering later this month and seek a listing on a national stock exchange in early 2022,” Halfacre continued. “As a publicly listed company, Modiv would be able to continue to strengthen our investor audience by introducing new retail and institutional investors to our experienced management team and our diversified portfolio of income-producing, single-tenant net-lease properties.”

Intent to Seek a Listing and Close of Regulation A Offering & SRP
On November 2, 2021, in preparation for a national stock exchange listing event, the Company’s board of directors reviewed and approved management’s recommendation to close the Company’s Regulation A Offering effective November 24, 2021. The Company’s board of directors also reviewed and approved management’s recommendation to terminate our Share Repurchase Program (“SRP”) and we are no longer accepting share repurchase requests. Following these changes, Modiv intends to proceed with a listing of the Company’s Class C common stock on a national stock exchange in early 2022, subject to market conditions. No assurances can be made that the Company will be able to complete a successful listing. The Company intends to maintain its monthly dividend and the ability for investors to reinvest their dividends via Modiv’s Distribution Reinvestment Plan (“DRP”).

Estimated NAV
On November 4, 2021, the Company’s board of directors approved and established an updated estimated NAV per share of the Company’s common stock of $27.29 as of September 30, 2021. The newly updated NAV represents 18.5% growth from year-end 2020 and 4.8% growth from the prior quarter, demonstrating the ongoing real estate market recovery following the impact of the COVID-19 pandemic and the strong demand for income producing real estate properties.

The Company engaged Cushman & Wakefield to assist the board of directors with determining a fair value range of the Company’s real estate portfolio and a resulting estimated per share NAV. The new estimated per share NAV has been approved by the Company’s board of directors, including its independent directors.

The valuation was based upon the estimated market value of the Company’s assets, less the estimated market value of the Company’s liabilities and intangible assets, divided by the total fully diluted shares outstanding as of September 30, 2021, and was performed per the Company’s Net Asset Value Calculation and Valuation Procedures.

Recent Real Estate Transactions
The following real estate transactions were finalized subsequent to the third quarter.
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Executed two lease renewals including a 12-year renewal with 3M Company for its 410,000-square-foot global distribution hub in DeKalb, IL and a seven-year lease renewal with L3Harris Technologies, Inc. for its 46,000-square-foot R&D/Office facility in Carlsbad, CA.

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Entered into signed agreements to acquire a portfolio of 10 retail properties leased to Walgreens for 15 years for $63.1 million and for a sale and leaseback transaction to acquire an industrial property for $11.5 million with a 20-year lease term. The Company expects to complete these transactions prior to December 31, 2021, subject to satisfaction of customary due diligence conditions. There can be no assurances that these transactions will be completed.

Additional details will be provided to investors in the coming weeks by email, via the Modiv website (www.modiv.com) or by visiting www.SEC.gov.

About Modiv
Modiv Inc. is a public, non-listed REIT that acquires, owns and manages single-tenant net-lease industrial, retail and office real estate throughout the United States, with a focus on strategically important and mission critical properties. Driven by innovation, an investor-first focus and an experienced management team, Modiv leveraged its crowdfunding platform to create a $400 million real estate fund comprising 2.3 million square feet of income-producing real estate. To learn how Modiv strives to help investors on their journey toward financial freedom, visit modiv.com.

Forward-Looking Statements
Certain statements contained herein, other than historical facts, may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends for all such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act, Section 21E of the Exchange Act and other applicable law. These statements include, but are not limited to, statements related to the broader recovery of the commercial real estate markets, cap rate compression, plans to list the Company’s Class C common stock on a national stock exchange, continuation of the DRP, the estimated net asset value per share of the Company’s common stock, and the timing and/or ability to close on the identified acquisitions. There can be no assurances that the Company will be able to successfully complete a listing nor in the time frame sought given the potential for conditions and other factors outside of its control. Investors may be subject to customary time-based liquidity lock-up periods in order for the Company to implement a successful listing on a national stock exchange. Cushman & Wakefield relied on forward-looking information, some of which was provided by or on behalf of the Company, in preparing its valuation materials. Therefore, neither such statements nor Cushman & Wakefield’s valuation materials are intended to, nor shall they, serve as a guarantee of the Company’s performance in future periods. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including those described under the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the U.S. Securities and Exchange Commission (the “SEC”). These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the Company’s filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise. Actual events occurring after the Company’s determination of an estimated per share NAV may cause the value of, and returns on, the Company’s investments to be less than those used for purposes of determining the Company’s estimated per share NAV.

Media Contact
Alex J. Stockham | Senior Vice President
RUBENSTEIN
astockham@rubenstein.com